EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (File No. 2-92633) of Manning & Napier Fund, Inc. of our reports dated January 26, 1996, relating to the financial statements and financial highlights of Manning & Napier Small Cap Series, International Series, Technology Series, New York Tax Exempt Series, Ohio Tax Exempt Series, Diversified Tax Exempt Series and of our report dated December 8, 1995, relating to the financial statements and the financial highlights of Manning & Napier Life Sciences Series.

We also consent to the references to our Firm in the Prospectus and Statement of Additional Information under the headings "General Information" and "Custodian and Independent Accountant," respectively.

/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 4, 1996

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                                                       EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement No. 2-92633 of Blended Asset Series I, Blended Asset Series II, Flexible Yield Series I, Flexible Yield Series II, and Flexible Yield Series III (five of the series constituting Manning & Napier Fund, Inc.) of our reports dated February 2, 1996, appearing in the annual reports to shareholders for the year ended December 31, 1995, in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 4, 1996